Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-12366 and No. 33-93770) of Nokia, Inc of our report dated June 27, 2005 relating to the financial statements of Nokia Retirement Savings and Investment Plan (as amended and restated 2001) as of December 31, 2004 and 2003 and for the year ended December 31, 2004, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
Dallas, Texas
June 27, 2005






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